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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                  July 10, 2003
                Date of Report (Date of earliest event reported)


                        AMERICAN STANDARD COMPANIES INC.
             (Exact name of registrant as specified in its charter)

            Delaware                         1-11415              13-3465896
(State or other jurisdiction of           (Commission         (I.R.S. Employer
 incorporation or organization)           file number)       Identification No.)

                              One Centennial Avenue
                                  P.O. Box 6820
                            Piscataway, NJ 08855-6820
                    (Address of principal executive offices)

                                 (732) 980-6000
              (Registrant's telephone number, including area code)




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Item 5. Other Events

On July 10, 2003, the Board of Directors of American Standard Companies Inc. (the "Company") voted to amend its existing Rights Agreement, dated as of January 5, 1995, as amended from time to time, with The Bank of New York , as Rights Agent (the "Rights Agreement"). The Rights were amended to:

     o extend the expiration date of the Rights, currently scheduled to expire on January 5, 2005, to July 9, 2013, subject to the provisions of the Rights Agreement, and

     o increase the exercise price of the Rights (as defined in the Rights Agreement) from $100.00 per share to $300.00 per share, subject to adjustments as provided in the Rights Agreement.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   July 10, 2003


                                AMERICAN STANDARD COMPANIES INC.


                                By:  /s/ J. Paul McGrath
                                     --------------------------------------
                                     Name:   J. Paul McGrath
                                     Title:  Senior Vice President, General
                                             Counsel and Secretary